EXHIBIT 10.22

                             STOCKHOLDERS' AGREEMENT

         This Stockholders' Agreement is made as of the 6th day of March, 2000 by and among TeleHubLink Corporation, a Delaware corporation (the "Company"), the persons or entities identified as "Investors" on Annex A hereto (the "Investors") and the directors and executive officers of the Company listed on Annex B hereto (the "Directors and Officers").

         WHEREAS, the Company proposes to issue and sell shares of its common stock, par value $0.01 per share (the "Common Stock"), and warrants to purchase Common Stock to the Investors pursuant to a Common Stock and Warrant Purchase Agreement of even date herewith by and between the Company and the Investors (the "Purchase Agreement"); and

         WHEREAS, a condition precedent to the closing of the transactions contemplated by the Purchase Agreement includes the execution and delivery by the parties of this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereto agree as follows:

         1.    TAG-ALONG RIGHTS.

               (a) TAG-ALONG RIGHTS. If at any time a Director or Officer desires to sell for cash or any other form of consideration (including a promissory note or other deferred consideration) all or any of the capital stock of the Company (the "Capital Stock") in a Private Transaction (as such term is hereinafter defined) beneficially owned by him or her (the "Tag-Along Shares") to any proposed purchaser, such selling Director or Officer shall make effective arrangement (which shall be a condition to any such sale) so that each of the Investors shall have the right to sell to the proposed purchaser, at the same price per share and upon such other terms and conditions as are involved in such sale by the selling Director or Officer, such number of shares of Common Stock equal to the Tag-Along Shares multiplied by a fraction, (i) the numerator of which is the aggregate number of shares of Capital Stock owned by such Investor desiring to sell shares (calculated on a fully-diluted basis) and (ii) the denominator of which is the sum of all shares of Capital Stock owned by all the Investors and all shares of Capital Stock owned by the selling Director or Officer (in each case calculated on a fully-diluted basis). For purposes of this
Section 1(a), the term "Private Transactions" means a privately

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negotiated sale of Capital Stock that is not considered to be a distribution (as such term is used in the Securities Act of 1933, as amended) or is not a sale conducted over a securities exchange or NASDAQ or over-the-counter.

               (b) NOTICE OF INTENT TO PARTICIPATE. The selling Director or Officer shall provide at least fifteen (15) days' prior written notice of any sale as described in Section 1(a) (the "Notice") to the Company and to each Investor. The Notice shall disclose the identity of the proposed purchaser, the total number of shares of Capital Stock proposed to be sold and the proposed terms and conditions, including price and payment terms of the proposed sale. Each Investor wishing to so participate in any sale under Section 1(a) hereof shall notify the selling Director or Officer in writing of such intention as soon as practicable after such Investor's receipt of the Notice, and in any event within fifteen (15) days after the date the Notice was received by such Investor.

               (c) SALE TO PROPOSED PURCHASER. The selling Director or Officer and each participating Investor shall sell to the proposed purchaser all, or at the option of the proposed purchaser, any part of the shares proposed to be sold by them at not less than the price and upon such other terms and conditions, if any, not more favorable to the proposed purchaser than those described in the Notice; provided however, that any purchase of less than all of such shares by the proposed purchaser shall be made from the selling Director or Officer and each of the other participating Investors pro rata based upon the relative amount of the shares that the selling Director or Officer and each participating Investor is otherwise entitled to sell pursuant to Section 1(a) hereof.

               (d) EXEMPT TRANSACTIONS. The restrictions set forth in this
Section 1 shall not apply to transfers of Capital Stock (x) by a Director or Officer during the year ending March 6, 2001 of up to 250,000 shares of Capital Stock per Director or Officer or (y) to a Permitted Transferee (as hereinafter defined); provided however, that such Permitted Transferee must agree in writing to be bound by such restrictions in connection with any subsequent transfer of the shares of Capital Stock. The term "Permitted Transferee" shall mean (i) the parents, spouse, children or grandchildren of a Director or Officer (the "Immediate Family") or (ii) a trust established for the benefit a member of a Director or Officer's Immediate Family.

         2.     MISCELLANEOUS.

               (a) WAIVERS AND AMENDMENTS. With the written consent of the Investors holding at least 66 2/3% of the outstanding shares of Common Stock issued pursuant to the Purchase Agreement and the written consent of a majority of the Directors and Officers, (i) the obligations of the Directors and Officers and the rights of the

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Investors hereunder may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) and (ii) the provisions hereof may be amended or modified. Upon each such waiver, modification or amendment, the Company shall promptly give written notice thereof to all the Investors; provided however, that failure to give such notice shall not adversely affect the validity of the action. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 2(a). Specifically, but without limiting the generality of the foregoing, the failure of any Investor at any time or times to require performance of any provisions hereof shall in no manner affect the right of an Investor at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of such breach, or a waiver of the breach of any other term or covenant contained in the Agreement.

               (b) NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

                   (i) If to the Investors to each of them at their respective address listed on Annex A attached hereto; or

                   (ii) If to the Company at its principal business address, which is, as of the date hereof, 24 New England Executive Park, Boston, Massachusetts 01803, or at such other address as the Company may specify by written notice to Investor; or

                   (iii) If to a Director or Officer to each of them at their respective address listed on Annex B attached hereto and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or by overnight courier or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

               (c) INJUNCTIVE RELIEF. It is acknowledged that it will be impossible to measure the damages that would be suffered by a party hereto if another party hereto fails to comply with the provisions of this Agreement and that, in the event of any such failure, the other parties hereto will not have an adequate remedy at law. The parties hereto shall,

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therefore, be entitled to obtain specific performance of the parties'
obligations hereunder and to obtain immediately injunctive relief. The parties hereto shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the other parties hereto have an adequate remedy at law.

               (d) SEVERABILITY. Should any one or more of the provisions of this Agreement or any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

               (e) PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any person or entity other than a person or entity who or which is a party to this Agreement and its successors and assigns.

               (f) HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

               (g) CHOICE OF LAW. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

               (h) COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

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         IN WITNESS WHEREOF, the parties have duly executed this Stockholders
Agreement as of the date first above written.

                                            TELEHUBLINK CORPORATION

                                            By:_____________________________
                                            Name:___________________________
                                            Its:______________________________

                                            DIRECTORS AND OFFICERS

                                            [to come]

                                            INVESTORS

                                            CFE, Inc.

                                            By:______________________________
                                            Name:____________________________
                                            Its:______________________________


                                            By:______________________________
                                            Name:____________________________
                                            Its:______________________________

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
                                     ANNEX A
                                LIST OF INVESTORS

                                                                   # OF SHARES OF COMMON
         INVESTORS                     REQUIRED PAYMENT                  STOCK                    WARRANTS
----------------------------           -----------------           ---------------------          ---------
CFE, Inc.                                  $2,500,000                    833,333                   833,333

Jacques Wizman                                500,000                    166,667                   166,667

Paul Guezand                                  500,000                    166,667                   166,667

First Global Ventures, Inc.                 1,000,000                    333,333                   333,333

ZeroDotNet                                  1,000,000                    333,333                   333,333

David Corenstein                              100,000                    333,333                   333,333

David Corenstein, I.R.A.                      150,000                     50,000                    50,000

Gianpaolo Fasoli                              100,000                     33,333                    33,333

Bruce Young                                   100,000                     33,333                    33,333

Carol A.Smith - ACF                           100,000                     33,333                    33,333

Lindsey A. Smith

Carol A. Smith - ACF                         100,000                      33,333                    33,333

Andrew Brewer Smith

Carol & David Smith, as                       100,000                     33,333                    33,333
co-trustees FBO DASCAS
Revocable Living Trust

Bernard Merdik                                200,000                     66,667                    66,667

Richard Jelineck                              200,000                     66,667                    66,667

Jan Arnett                                  1,000,000                    333,333                   333,333

Mark Finkle                                   200,000                     66,667                    66,667

Dr. Azriel Ngar                               150,000                     50,000                    50,000

A. Rudovich                                   100,000                     33,333                    33,333


TOTAL                                      $8,100,000                  2,699,999                 2,699,999

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                                     ANNEX B

                         LIST OF DIRECTORS AND OFFICERS

Bruce W. Young
David Corenstein
Doug Miller
Carl Youngman
Panos Lekkas